UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2017

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 West Avenue, Darien, Connecticut		06820
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-202-8900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation, Retirement of Directors.

In accordance with Genesee & Wyoming Inc.’s (the “Company”) previous announcement on February 3, 2017, Mr. Mortimer B. Fuller III retired from the Company’s Board of Directors (the “Board”) effective May 24, 2017. Immediately following Mr. Fuller’s retirement, Mr. John C. Hellmann, the Company’s President and Chief Executive Officer, was appointed as Chairman of the Board. Mr. Hellmann has served as a member of the Board since 2006.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The Company’s 2017 annual meeting of stockholders was held on May 24, 2017.

(b) The stockholders considered four proposals, each of which is described in more detail in the Proxy Statement. As set forth in the Proxy Statement, there were 61,511,715 shares of Class A common stock and 758,138 shares of Class B common stock outstanding as of the close of business on the record date. A total of 58,514,796 shares of Class A common stock, or 95%, were present in person or by proxy at the annual meeting. A total of 756,266 shares of Class B common stock, or 99.8%, were present in person or by proxy at the annual meeting. The holders of the Company’s Class A common stock are entitled to one vote for each share of Class A common stock held and the holders of the Company’s Class B common stock are entitled to ten votes for each share of Class B common stock held. The final voting results for each matter submitted to a vote of stockholders at the annual meeting are as follows:

Proposal 1: Election of Directors. The stockholders voted to elect the following individuals as directors of the Company, each for a three-year term expiring in 2020, or until their successors have been duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John C. Hellmann	62,675,897	614,822	2,786,737

Albert J. Neupaver	56,412,446	6,878,273	2,786,737

Joseph H. Pyne	57,652,044	5,638,675	2,786,737

Hunter C. Smith	62,689,933	600,786	2,786,737

Directors whose terms of office continued after the annual meeting are: Richard H. Allert, Hans Michael Norkus, Ann N. Reese, Richard H. Bott, Øivind Lorentzen III and Mark A. Scudder.

Proposal 2: Non-Binding, Advisory Vote on Executive Compensation. The stockholders approved, on a non-binding, advisory basis, the compensation of our named executive officers as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,934,449	10,255,093	101,177	2,786,737

Proposal 3: Frequency of Non-Binding, Advisory Vote on Executive Compensation. The stockholders voted 1 year for the frequency of future non-binding, advisory votes on the compensation paid to our named executive officers as follows:

Votes For	Votes For	Votes For
1 Year	2 Years	3 Years	Abstentions
57,280,745	29,791	5,430,265	549,918

Proposal 4: Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm. The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,834,916	217,734	24,806	0

(d) Based on the results of the vote, and consistent with the advisory recommendation, the Board has determined that future non-binding, advisory votes of stockholders to approve the compensation of the named executive officers will be submitted annually to the Company’s stockholders until the next non-binding, advisory stockholder vote on the frequency of stockholder votes on executive compensation, or until the Board otherwise determines a different frequency for such non-binding, advisory votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

May 26, 2017	By:	/s/ Allison M. Fergus

Name: Allison M. Fergus
Title: General Counsel and Secretary